UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission File Number)	(IRS Employer Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2023, Arcimoto, Inc. (the “Company”) entered into a promissory note (the “Note”) with Josh Scherer. Mr. Scherer is a director of the Company.

Pursuant to the terms of the Note, Mr. Scherer is loaning the Company $500,000 (the “Principal Amount”). The Principal Amount shall be due and payable in cash on the earlier of: (a) June 25, 2023; or (b) the date the Company raises third-party capital in an amount equal to or in excess of the Principal Amount (the “Maturity Date”) in (x) cash or (y) at the option of Mr. Scherer, in the event the Arcimoto issues convertible promissory notes in an offering led, or participated, by Ducera to third parties before the Maturity Date, in a convertible promissory note on the same terms as purchased by such third parties.

On the Maturity Date, the Company will pay Mr. Scherer a fixed interest amount of SEVENTY FIVE THOUSAND DOLLARS ($75,000) in Arcimoto’s common stock calculated based on the closing stock price on the Maturity Date.

The indebtedness would accelerate if an event of default occurs and 10% interest per annum would then apply.

Item 9.01. Exhibits.

(d)

Exhibit 99.1	Promissory Note dated May 26, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: June 2, 2023	By:	/s/ Christopher W. Dawson
Christopher W. Dawson
Chief Executive Officer